Exhibit 32
WRITTEN STATEMENT
OF THE INTERIM PRESIDENT (PRINCIPAL EXECUTIVE OFFICER)
AND THE CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER)
PURSUANT TO 18 U.S.C. 1350
     Solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Interim President (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer) of Energy Conversion Devices, Inc. (the “Company”), hereby certify that to the best of our knowledge the Annual Report of the Company on Form 10-K for the year ended June 30, 2011 (“Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 25, 2011

By:	/s/ Jay B. Knoll
	Name:	Jay B. Knoll
	Title:	Interim President (Principal Executive Officer) of Energy Conversion Devices, Inc.

By:	/s/ William C. Andrews
	Name:	William C. Andrews
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer) of Energy Conversion Devices, Inc.